    As filed with the Securities and Exchange Commission on November 30, 2001
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                          MAGMA DESIGN AUTOMATION, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                                     77-0454924
       (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                     Identification No.)

              2 Results Way                                      95014
              Cupertino, CA                                    (Zip Code)
(Address of principal executive offices)

             Magma Design Automation, Inc. 2001 Stock Incentive Plan
        Magma Design Automation, Inc. 2001 Employee Stock Purchase Plan,
            Magma Design Automation, Inc. 1998 Stock Incentive Plan,
             Magma Design Automation, Inc. 1997 Stock Incentive Plan
                                       And
                     Moscape, Inc. 1997 Incentive Stock Plan
                            (Full title of the plans)

              Rajeev Madhavan                                   Copy to:
          Chief Executive Officer                           Jorge del Calvo
       Magma Design Automation, Inc.                    Allison L. Tilley, Esq.
               2 Results Way                             Davina K. Kaile, Esq.
            Cupertino, CA 95014                          Pillsbury Winthrop LLP
              (408) 864-2000                              2550 Hanover Street
       (Name, address and telephone                       Palo Alto, CA 94304
       number of agent for service)                          (650) 233-4500



                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                          Proposed
                                                     Amount To        Maximum Offering         Proposed           Amount of
              Title of Securities                        Be           Price Per Share      Maximum Aggregate     Registration
             To Be Registered /(1)/                Registered/(2)/         /(3)/            Offering Price           Fee
------------------------------------------------   ---------------  -------------------  --------------------  ---------------
Common Stock, par value $.0001 per share: To
be issued under the Magma Design Automation,
Inc. 2001 Stock Incentive Plan                       2,000,000            $18.36               $36,720,000          $ 8,776
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0001 per share:  To
be issued under the Magma Design Automation,
Inc. 2001 Employee Stock Purchase Plan               1,000,000            $18.36               $18,360,000          $ 4,388
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0001 per share:  To
be issued under the Magma Design Automation,
Inc. 1998 Stock Incentive Plan                       3,927,886            $18.36               $72,115,987          $17,236
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0001 per share; To
be issued under the Magma Design Automation,
Inc. 1997 Stock Incentive Plan                          51,428            $18.36               $   944,219          $   226
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0001 per share; To
be issued under the Moscape, Inc. 1997
Incentive Stock Plan                                   148,341            $18.36               $ 2,723,541          $   651
------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                   N/A                N/A                   N/A               $31,277
==============================================================================================================================

(1) The securities to be registered include options and rights to acquire Common Stock.
(2) Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(3) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on November 26, 2001.

                              ____________________

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

                                     PART I

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Program Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

        (a) Registrant's prospectus dated November 19, 2001 and filed on November 20, 2001 pursuant to Rule 424(b)(4) of the Securities Act and which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

        (b) The description of Registrant's Capital Stock contained in Registrant's registration statement on Form 8-A, filed October 3, 2001 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Pillsbury Winthrop LLP, Palo Alto, California. As of the date of this Registration Statement, certain partners of Pillsbury Winthrop LLP and an investment partnership comprised of partners and former partners of that firm beneficially own an aggregate of 134,905 shares of the Registrant's common stock.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VIII of the Registrant's Amended and Restated Certificate of Incorporation (Exhibit 3.1 to the Form S-1 Registration Statement) and Article 6 of the Registrant's Amended and Restated Bylaws (Exhibit 3.2 to the Form S-1 Registration Statement) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or services as directors or officers to the fullest extent not prohibited by law (Exhibit
10.1 to the Form S-1 Registration Statement).

        The Underwriting Agreement (Exhibit 1.1 to the Form S-1 Registration Statement) provides for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act, and affords certain rights of contribution with respect thereto.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        See Index to Exhibits, which list of exhibits is incorporated herein by reference.

Item 9. Undertakings.

        (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended (The "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Cupertino, State of California, on the 28th day of November, 2001.

                                   MAGMA DESIGN AUTOMATION, INC.



                                   By          /s/ Rajeev Madhavan
                                      ------------------------------------------
                                                   Rajeev Madhavan
                                         Chief Executive Officer and Director

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rajeev Madhavan, Roy E. Jewell and Robert Sheffield and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                     Name                                       Title                              Date
                     ----                                       -----                              ----
           /s/ Rajeev Madhavan                   Chief Executive Officer and Director       November 28, 2001
-------------------------------------------      (Principal Executive Officer)
               Rajeev Madhavan


                                                 Vice President, Finance and Chief
          /s/ Robert Sheffield                   Financial Officer (Principal Financial     November 28, 2001
-------------------------------------------      Officer and Principal Accounting
              Robert Sheffield                   Officer)



        /s/ Andreas Bechtolsheim                 Director                                   November 25, 2001
-------------------------------------------
            Andreas Bechtolsheim



-------------------------------------------      Director
               Roy E. Jewell

              Name                                    Title             Date
              ----                                    -----             ----
       /s/ Rajesh Parekh                  Director                 November 28, 2001
------------------------------------
           Rajesh Parekh

       /s/ Mark W. Perry                  Director                 November 28, 2001
------------------------------------
           Mark W. Perry

     /s/ Saiyed Atiq Raza                 Director                 November 28, 2001
------------------------------------
        Saiyed Atiq Raza

                                INDEX TO EXHIBITS

Exhibit No.                            Description
-----------     ----------------------------------------------------------------

5.1             Opinion of Pillsbury Winthrop LLP.

23.1            Consent of KPMG LLP.

23.2            Consent of Deloitte & Touche LLP, Independent Auditors.

23.3            Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1            Power of Attorney (see page 4).

99.1*           Magma Design Automation, Inc. 2001 Stock Incentive Plan.

99.2**          Magma Design Automation, Inc. 2001 Employee Stock Purchase Plan.

99.3***         Magma Design Automation, Inc. 1998 Stock Incentive Plan.

99.4****        Magma Design Automation, Inc. 1997 Stock Incentive Plan.

99.5*****       Moscape, Inc. 1997 Incentive Stock Plan.

________________________
* Incorporated by reference to Exhibit 10.2 to Registrant's Registration Statement on Form S-1, No. 333-60838.
** Incorporated by reference to Exhibit 10.3 to Registrant's Registration Statement on Form S-1, No. 333-60838.
*** Incorporated by reference to Exhibit 10.4 to Registrant's Registration Statement on Form S-1, No. 333-60838.
**** Incorporated by reference to Exhibit 10.5 to Registrant's Registration Statement on Form S-1, No. 333-60838.
***** Incorporated by reference to Exhibit 10.6 to Registrant's Registration Statement on Form S-1, No. 333-60838.